SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Commonwealth Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

March 17, 2003

Dear Fellow Stockholder:

You are cordially invited to the annual meeting of stockholders of Commonwealth Industries, Inc. to be held at Kentucky International Convention Center, Room 112, 221 Fourth Street, Louisville, Kentucky on Friday, April 25, 2003 commencing at 10:00 a.m. Eastern Daylight Time. The Board of Directors and management look forward to greeting those of you who are able to attend in person.

At the meeting you will be asked to: (i) elect two directors to serve until the annual meeting of stockholders in 2006; (ii) approve an amendment of the 1997 Stock Incentive Plan; and (iii) ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003. Information concerning those matters, as well as other important information, is contained in the accompanying proxy statement, which you are urged to read carefully. In addition to voting, there will also be a report on major developments in 2002 and answers to your questions.

Whether or not you plan to attend in person and regardless of the number of shares you own, it is important that your shares be represented and voted at the annual meeting. Stockholders who do not attend the meeting have a choice of voting over the Internet, by telephone or by using a proxy card. Please refer to your proxy card or the information forwarded to you by your bank, broker or other holder of record to see which options are available to you. Your vote is important and you are requested to vote your shares at your earliest convenience. Your shares will then be represented at the annual meeting and the Company will be able to avoid the expense of further solicitation.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Mark V. Kaminski
President and Chief Executive Officer

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
BOARD OF DIRECTORS
ITEM 1: ELECTION OF DIRECTORS
AUDIT COMMITTEE ANNUAL REPORT
EMPLOYEE CODE OF CONDUCT
AUDIT AND NON-AUDIT FEES
BENEFICIAL OWNERSHIP OF COMMON STOCK
EXECUTIVE COMPENSATION
Summary Compensation Table
Options Granted in 2002
Year-End Option Values
Equity Compensation Plan Information
ITEM 2: APPROVAL OF AN AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN
ITEM 3: RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF INDEPENDENT AUDITORS
OTHER BUSINESS
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
EXHIBIT A
EXHIBIT B
EXHIBIT C
APPENDIX A

COMMONWEALTH INDUSTRIES, INC.

PNC Plaza — 19th Floor
500 West Jefferson Street
Louisville, Kentucky 40202-2823

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

The 2003 annual meeting of stockholders of Commonwealth Industries, Inc. (the “Company”) will be held at Kentucky International Convention Center, Room 112, 221 Fourth Street, Louisville, Kentucky at 10:00 a.m. Eastern Daylight Time on Friday, April 25, 2003 to consider and take action with respect to the following matters:

1.	The election of two directors, each for a term of three years;

2.	Amendment of the 1997 Stock Incentive Plan;

3.	Ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003; and

4.	Such other business as may properly be brought before the meeting or any adjournment thereof;

all as set forth in the proxy statement accompanying this notice.

The close of business on March 7, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. This proxy statement is being mailed to those stockholders on or about March 17, 2003.

Stockholders who do not expect to attend the meeting are requested to vote their shares over the Internet, by telephone or by proxy card.

By order of the Board of Directors,

Lenna Ruth Macdonald

Vice President,
General Counsel and Secretary

March 17, 2003

Louisville, Kentucky

COMMONWEALTH INDUSTRIES, INC.

PROXY STATEMENT

This proxy statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Commonwealth Industries, Inc. (the “Company”) to be used at the 2003 annual meeting of stockholders to be held in Louisville, Kentucky at 10:00 a.m. Eastern Daylight Time on Friday, April 25, 2003.

Who can vote at the meeting?

Stockholders who were owners of record of common stock of the Company at the close of business on March 7, 2003 are entitled to receive notice of and may attend and vote at the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held at the meeting or any postponement or adjournment of the meeting. Each share is entitled to one vote.

When is this proxy statement first being sent to stockholders?

This proxy statement is first being mailed to stockholders on or about March 17, 2003.

What is in this proxy statement?

You are being asked to: (1) elect two members of the Board of Directors; (2) approve an amendment of the 1997 Stock Incentive Plan to increase the number of shares authorized for awards of options and stock to key employees and options and unrestricted stock to non-employee directors; and (3) ratify the Audit Committee’s appointment of independent auditors for 2003. This proxy statement gives you information on the proposals, as well as other information, so you can make an informed decision.

How do I vote?

Your vote is important. Because many stockholders cannot attend the meeting in person, it is necessary that stockholders be represented by proxy. Most stockholders have a choice of voting over the Internet, through a toll-free telephone number or completing a proxy card and mailing in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available.

You may vote over the Internet or by telephone.

If you are a registered stockholder, you may vote over the Internet or by telephone by following the instructions included within this proxy statement. If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to vote electronically or by telephone. Holding shares in “street name” means you hold shares through a brokerage firm, bank or other nominee, therefore, the shares are not held in your individual name. The deadline for voting electronically or by telephone is 11:59 p.m. Eastern Daylight Time on April 24, 2003.

The Internet and telephone voting procedures are designed to authenticate each stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

You may vote by mail.

You may vote by mail by completing and properly signing your proxy card and mailing it in the enclosed postage-paid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed. If you do not mark your voting instructions on the proxy card, your shares will be voted: (1) for the named nominees for directors; (2) for approval of an amendment of the 1997 Stock Incentive Plan; and (3) for ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003.

You may vote in person at the meeting.

Written ballots will be available to any stockholder who wants to vote in person at the meeting. However, if you hold your shares in “street name,” you must request a proxy from your stockbroker in order to vote at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers.

How do I vote if I participate in one of the employee savings or 401(k) plans?

The plans’ independent trustee will vote your Company employee savings plan shares according to your voting instructions. The trustee will vote plan shares not voted by proxy as the Board of Directors recommends.

Can I change my vote?

Yes.     You may revoke your proxy and change your vote at any time before the meeting by: (1) mailing a revised proxy card dated later than the prior proxy card (including an Internet or telephone vote) and returning it before the polls close at the meeting, or (2) voting in person at the meeting.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends. If any other matters are properly presented for consideration at the annual meeting, including consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. On the date this proxy statement went to press, the Company did not anticipate that any other matters would be raised at the meeting.

What constitutes a quorum for the meeting?

A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. A quorum is necessary to conduct business at the meeting. You are part of the quorum if you have voted by proxy. As of the record date for the meeting, there were 16,010,971 shares of common stock of the Company outstanding and entitled to vote.

What vote is required to approve each item?

Election of Directors.

Director candidates who receive the highest number of votes cast will be elected. This number is called a plurality. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be counted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of an amendment of the 1997 Stock Incentive Plan.

Approval of an amendment of the 1997 Stock Incentive Plan requires a majority of the votes cast.

Ratification of appointment of independent auditors.

Ratification of the Audit Committee’s appointment of independent auditors for 2003 requires a majority of the votes cast.

How are the votes counted?

Voting results are tabulated and certified by National City Bank. In addition, the Company’s Inspectors of Election will tabulate the votes cast at the meeting, together with the votes cast by proxy.

Are the proxy materials and annual report available electronically?

This proxy statement and the 2002 annual report are available on our website at www.ciionline.com/Investor Relations/Financial Reports. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save the Company the cost of producing and mailing these documents by completing the portion of your proxy card or by following the instructions provided if you vote over the Internet. You can also choose electronic access by calling the Commonwealth Shareowner Services toll-free number 800-622-6757.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call the Commonwealth Shareowner Services toll-free number 800-622-6757, write to National City Bank, Corporate Trust Operations, Department 5352, Post Office Box 92301, Cleveland, Ohio 44193-0900, or contact the Company.

Who pays for the solicitation of proxies?

The Company is paying for the preparation, distribution and solicitation of proxies. The Company expects fees and expenses for this process to be approximately $25,000. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies. As part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

BOARD OF DIRECTORS

The Board of Directors, in accordance with the provisions of the Company’s Restated Certificate of Incorporation and By-laws, is comprised of seven directors. The Board is divided into three classes and members of each class hold office for a term of three years. The term of one class expires each year. Meetings of the Board are held on a regular basis and special meetings are held when necessary. The organizational meeting follows immediately after the annual meeting of stockholders.

The Board of Directors has responsibility for establishing broad corporate policies and for the overall strategic direction of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company’s business by reviewing materials and various documents, by participating in meetings of the Board of Directors and its committees, and through discussions regarding operating and financial reports made at Board and committee meetings by the Chief Executive Officer, the Chief Financial Officer and other members of management.

The Board of Directors has reviewed its corporate governance policies and practices in the context of the adoption of the Sarbanes-Oxley Act of 2002 and effective and proposed rule changes made by the Securities and Exchange Commission (“SEC”) and NASDAQ. The Board of Directors will continue to monitor rule changes and developing standards to incorporate final rule changes and best practices in this area. In October 2002, the Board of Directors adopted Corporate Governance Guidelines, which document can be viewed on the Company’s website at www.ciionline.com/Investor Relations/Corporate Governance and which document is attached as Exhibit A to this proxy statement.

ITEM 1: ELECTION OF DIRECTORS

At the meeting, two directors are to be elected. The terms of Catherine G. Burke and Larry E. Kittelberger expire at the meeting. Nominees for election this year are Dr. Burke and Mr. Kittelberger. Each nominee has consented to serve, if elected, for a three-year term that will expire in 2006. If a director should unexpectedly become unable or unwilling to serve, the proxy holders may vote for such other person as the Nominating and Corporate Governance Committee may recommend in place of such director. Additionally, in lieu of designating a substitute, the Board may amend the By-laws to reduce the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES.

THE NOMINEES

Catherine G. Burke Associate Professor, School of Policy, Planning and Development, University of Southern California Director since 1995 Age: 63	Expiration of term, if elected, 2006. Dr. Burke has been a member of the faculty of the School of Policy, Planning and Development at the University of Southern California since 1973. She has been a panelist and consultant to the Office of Technology Assessment of the U.S. Congress and a member of the Los Angeles County Economy and Efficiency Commission. Dr. Burke has provided management consultation to public and private sector organizations in the United States, Canada, Australia, England and Denmark.

Larry E. Kittelberger Senior Vice President, Administration and Chief Information Officer, Honeywell International, Inc. Director since 2000 Age: 54	Expiration of term, if elected, 2006. Mr. Kittelberger has been Senior Vice President, Administration and Chief Information Officer of Honeywell International, Inc. since 2001. He served as Senior Vice President and Chief Information Officer of Lucent Technologies Inc. from 1999 to 2001 and for Allied Signal, Inc. from 1995 to 1999. From 1970 to 1995, Mr. Kittelberger held a number of positions with Tenneco, Inc. He is a director of Arbitron, Inc. and serves on the Advisory Boards of AT&T Corp. and International Business Machines Corporation. Mr. Kittelberger also serves on the Advisory Board for the School of Information Sciences and Technology at Pennsylvania State University.

CONTINUING DIRECTORS

Paul E. Lego Chairman of the Board; Formerly Chairman of the Board and Chief Executive Officer, Westinghouse Electric Corporation Director since 1995 Age: 72	Expiration of term 2004. From 1990 until his retirement in 1993, Mr. Lego was Chairman of the Board of Directors and Chief Executive Officer of Westinghouse Electric Corporation. He is a director of Lincoln Electric Holdings, Inc. and Orlimar Golf Company. Mr. Lego is an emeritus trustee of the University of Pittsburgh and a member of the American Society of Corporate Executives.

Steven J. Demetriou President and Chief Executive Officer, Noveon, Inc. Director since 2002 Age: 44	Expiration of term 2005. Mr. Demetriou has been President, Chief Executive Officer and a director of Noveon, Inc. since 2001. He served as Executive Vice President of IMC Global Inc. and President of IMC Crop Nutrients from 1999 to 2001. Mr. Demetriou served in a number of leadership positions with Cytec Industries Inc. from 1997 to 1999. From 1981 to 1997, Mr. Demetriou held various positions with Exxon Corporation.

C. Frederick Fetterolf Formerly President and Chief Operating Officer, Aluminum Company of America (Alcoa) Director since 1997 Age: 74	Expiration of term 2005. Mr. Fetterolf was President and Chief Operating Officer of Aluminum Company of America (Alcoa) from 1985 to 1991, and served as President of Alcoa from 1983 to 1985. He is a director of Allegheny Technologies, Inc.

Mark V. Kaminski President and Chief Executive Officer, Commonwealth Industries, Inc. Director since 1990 Age: 47	Expiration of term 2005. Mr. Kaminski joined the Company in 1987 as Marketing Manager. In 1989 he was promoted to Vice President Operations, and in 1991 he became President and Chief Executive Officer. Mr. Kaminski is a director of Secat, Inc. (a research company affiliated with the University of Kentucky).

John E. Merow Formerly Chairman and Senior Partner, Sullivan & Cromwell LLP Director since 1995 Age: 73	Expiration of term 2004. Mr. Merow was a partner in the law firm of Sullivan & Cromwell LLP from 1965 through 1996, and Chairman and Senior Partner from 1987-1994. Mr. Merow is a director of each of the investment companies (23) in the Seligman Group of Investment Companies. He is also a director and treasurer of the Foreign Policy Association, an executive committee member and secretary of the United States Council for International Business, a trustee of New York-Presbyterian Hospital and vice chairman of New York-Presbyterian Healthcare System, Inc.

COMMITTEES AND MEETINGS OF THE BOARD

The Board of Directors met 11 times in 2002 and the number of meetings for each committee is reflected below. Attendance by directors at Board and committee meetings averaged over 91%. All directors attended at least 83% of the Board and committee meetings. The Board of Directors has the following standing committees: Audit Committee, Management Development and Compensation Committee and Nominating and Corporate Governance Committee. The table below describes the Board’s standing committees:

COMMITTEE NAME	MEMBERS	FUNCTIONS OF THE COMMITTEE	MEETINGS
			IN 2002

Audit Committee	C. Frederick Fetterolf, Chair Steven J. Demetriou Larry E. Kittelberger Paul E. Lego	- Appoints and terminates the independent auditors
-  Reviews with the independent auditors the plans for and results of the audit engagement
-  Approves professional services to be rendered by the independent auditors and the fees associated therewith
-  Reviews the independence and performance of the independent auditors
-  Reviews the adequacy of the internal controls of the Company and its subsidiaries, including systems for monitoring risk, financial control and compliance with law
-  Monitors potential conflicts of interest of directors and management
-  Oversees the process of disclosure and communications
-  Reviews with independent auditors and management critical accounting policies and practices
-  Reviews with independent auditors and management major issues regarding accounting principles and financial statement presentations
-  Reviews the Company’s compliance program and procedures for receipt, retention and treatment of confidential complaints received by the Company
		- Performs such other duties as may be assigned from time to time by the Board	11

Management Development and Compensation Committee	Catherine G. Burke, Chair Steven J. Demetriou C. Frederick Fetterolf Paul E. Lego	- Provides oversight of management development and compensation and of human resources policies of the Company - Reviews and determines or recommends to the Board the compensation and other benefits of executive officers - Determines or administers the Company’s stock incentive plans - Performs such other duties as may be assigned from time to time by the Board	7

Nominating and Corporate Governance Committee	John E. Merow, Chair Catherine G. Burke Larry E. Kittelberger Paul E. Lego	- Recommends to the Board or stockholders candidates for election as directors - Recommends to the Board candidates for appointment as Chair and members of Board committees - Recommends to the Board the compensation of directors - Monitors the governance practices of the Company and makes recommendations to the Board for changes when appropriate - Considers nominees for director recommended by stockholders if submitted in compliance with the Company’s By-laws - Performs such other duties as may be assigned from time to time by the Board	5

COMPENSATION AND OTHER TRANSACTIONS WITH DIRECTORS

The Company does not pay directors who are also officers of the Company additional compensation for their service as directors. Directors who are not employees of the Company are paid the following:

-	An annual retainer of $15,000 ($30,000 for the Chairman of the Board);

-	An additional annual retainer of $5,000 for the Chair of a Board committee;

-	An attendance fee of $1,000 for each day on which a meeting of the Board or of a Board committee occurs;

-	An attendance fee of $500 for each meeting the Audit Committee holds prior to an earnings release or prior to filing the Company’s 10-Q’s or 10-K; and

-	Expenses incurred when attending Board and committee meetings.

Under the 1997 Stock Incentive Plan, as amended, non-employee directors are entitled to an annual automatic grant of:

-	A non-qualified ten-year option to purchase 10,000 shares of Company common stock on the date the director becomes a non-employee director and on each succeeding January 1 (exercisable commencing one year from the date issued); and

-	Common stock having a fair market value of $15,000 on the date the director becomes a non-employee director and on each succeeding January 1.

The option price has been fixed as the “fair market value” of the common stock as of the date of grant, which is defined as the mean between the highest and lowest reported sales price of the common stock on the date issued or, if no common stock was traded that day, on the next preceding day on which there was such a trade.

The annual automatic option issued to non-employee directors for 2002 of 10,000 shares of common stock was made on January 1, 2002 at an exercise price of $4.851 per share; except for Mr. Demetriou, who was elected a director on April 26, 2002 and who was issued options for 10,000 shares of common stock on that date at an exercise price of $7.275 per share. Each director received a common stock grant of 3,092 shares as of January 1, 2002; except for Mr. Demetriou, who was elected a director on April 26, 2002 and who received a common stock grant of 2,061 shares as of that date. Further, the annual automatic option issued to non-employee directors for 2003 of 10,000 shares of common stock was made on January 1, 2003 at an exercise price of $6.755 per share, and each director received a common stock grant of 2,220 shares as of January 1, 2003.

AUDIT COMMITTEE ANNUAL REPORT

The Audit Committee of the Board of Directors is comprised of four directors and met 11 times in 2002. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are “independent” and “financially literate,” as required by applicable listing standards of NASDAQ. The Audit Committee operates under a written charter adopted by the Board of Directors, last revised in December 2002 to reflect changes incorporated as a result of the Sarbanes-Oxley Act of 2002 and rule changes adopted by the SEC and NASDAQ. The Audit Committee Charter is attached as Exhibit B to this proxy statement and is also available on the Company’s website at www.ciionline.com/InvestorRelations/Corporate Governance.

As set forth in the Audit Committee Charter, the purpose of the Audit Committee is to assist the Board oversight of:

-	The integrity of the Company’s financial statements;

-	The Company’s compliance with legal and regulatory requirements;

-	The independent auditor’s qualifications and independence;

-	The performance of the independent auditors and the Company’s internal audit function; and

-	The Company’s compliance and conflict of interest policies and procedures.

It is also the purpose of the Audit Committee:

-	To provide an open avenue of communication among the independent auditors, financial and executive management, internal auditors and the Board; and

-	To encourage continuous improvement of, and to foster adherence to, the Company’s accounting, financial reporting, conflict of interest and compliance policies, procedures and practices.

The Audit Committee Charter provides that management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and for reporting thereon.

In performing its oversight role, the Audit Committee has reviewed, considered and discussed the audited financial statements prior to issuance with both management and the Company’s independent auditors. The Audit Committee regularly met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the Committee. The Audit Committee also met privately with appropriate executive management. Management advised the Audit Committee in each case that all financial statements were prepared in accordance with accounting principles generally accepted in the United States and reviewed significant issues with the Audit Committee. The independent auditors: (a) audited the financial statements prepared by management, (b) expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accepted accounting principles generally accepted in the United

States, and (c) discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

As part of these reviews, the Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect (as amended by Statement on Auditing Standards No. 90) (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee implemented a procedure to monitor auditor independence, reviewed non-audit services performed by PricewaterhouseCoopers LLP, and discussed with the auditors their independence. Further, the Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. These items relate to that firm’s independence from the Company.

The Audit Committee reviewed with the independent auditors, executive management, internal auditors and appropriate Company financial personnel major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure and the objectivity of financial reporting. As part of the process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also discussed with the Company’s executive management, appropriate Company financial personnel, internal auditors and independent auditors the process used for certifications by the Company’s Chief Executive Officer and Chief Financial Officer, as required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

The Audit Committee recommended to the Board of Directors the appointment of PricewaterhouseCoopers LLP as the independent auditors for the Company for 2002 and appointed PricewaterhouseCoopers LLP as the independent auditors for 2003 after reviewing the firm’s performance and independence from management.

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2002 for filing with the SEC.

Audit Committee

C. Frederick Fetterolf, Chair

Steven J. Demetriou
Larry E. Kittelberger
Paul E. Lego

EMPLOYEE CODE OF CONDUCT

The Board of Directors approved a Code of Conduct that applies to all employees of the Company. The Company requires that all employees adhere to the Code of Conduct addressing legal and ethical issues encountered in day-to-day activities. The Code of Conduct, among other things, requires that all employees avoid conflicts of interest, comply with all laws and legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interests. All officers, managers and other employees are required to annually certify as to any actual or potential conflicts of interest between the employee and the Company.

The Company has implemented a Compliance Program pursuant to which training is provided to all employees regarding the Code of Conduct and legal obligations. Employees are required to report any conduct that the employee believes in good faith to be an actual or apparent violation of the Code of Conduct. The Company has established and communicated to all employees the process by which confidential anonymous submissions of any report, complaint, concern or question regarding questionable accounting, auditing matters or other conduct may be reported. Further, the Audit Committee of the Board of Directors has established procedures to receive, retain and address any complaints, issues or questions regarding internal accounting controls or audit matters.

AUDIT AND NON-AUDIT FEES

The following table sets forth the aggregate fees charged by PricewaterhouseCoopers LLP for professional services rendered for the years December 31, 2002 and 2001, of which $247,189 and $288,699 had been billed as of December 31, 2002 and 2001, respectively.

Audit Fees	2002	2001

Audit of Financial Statements	$265,358	$235,224

Audit Related Accounting Assistance	26,826	20,873

Total Audit Fees	292,184	256,097

Audit Related Fees

State Incentive Tax Credit Procedures	3,000	3,000

Audit of Employee Benefit Plans	76,300	71,452

Total Audit Related Fees	79,300	74,452

Tax Compliance Fees	5,300	17,387

TOTAL FEES	$376,784	$347,936

BENEFICIAL OWNERSHIP OF COMMON STOCK

OWNERSHIP BY OTHERS

The following table sets forth information with respect to each person believed by the Company to be the beneficial owner of more than 5% of the Company’s common stock on the dates noted.

			PERCENT OF
NAME AND ADDRESS	NUMBER OF		CLASS(h)
OF BENEFICIAL OWNER	SHARES OWNED

IRONWOOD CAPITAL MANAGEMENT, LLC	1,803,073	(a)	11.3%
21 CUSTOM HOUSE STREET
BOSTON, MASSACHUSETTS 02110

JOHN R. SIMPLOT	1,622,400	(b)	10.1%
SELF-DECLARATION OF REVOCABLE TRUST
999 MAIN STREET
BOISE, IDAHO 83702

HEARTLAND ADVISORS, INC.	1,384,797	(c)	8.6%
789 NORTH WATER STREET
MILWAUKEE, WISCONSIN 53202

DIMENSIONAL FUND ADVISORS	1,378,500	(d)	8.6%
1299 OCEAN AVENUE, 11TH FLOOR
SANTA MONICA, CALIFORNIA 90401

FRANKLIN RESOURCES, INC.	930,000	(e)	5.8%
ONE FRONTIER PARKWAY
SAN MATEO, CALIFORNIA 94404

DONALD SMITH & CO., INC.	824,000	(f)	5.1%
EAST 80 ROUTE 4 SUITE 360
PARAMUS, NEW JERSEY 07652

MERRILL LYNCH INVESTMENT MANAGER, L.P.	815,600	(g)	5.1%
800 SCUDDER MILL ROAD
PLAINSBORO, NEW JERSEY 08536

(a) Based solely on a Schedule 13G dated March 11, 2003 filed with the SEC by Ironwood Capital Management, LLC. The Schedule 13G reports that the shares are beneficially owned by Ironwood Capital Management, LLC, Warren J. Isabelle, Richard L. Droster, Donald Collins, and each has shared power to dispose of or direct the disposition of all of the above-noted shares.

(b) Based solely on a Form 4 dated February 28, 2003 filed with the SEC by J.R. Simplot and J.R. Simplot, as Trustee, J.R. Simplot Self-Declaration of Revocable Trust (the “Trust”). Simplot and the Trust reported sole power to vote and dispose of all of the above-noted shares of common stock.

(c) Based solely on a Schedule 13G dated February 13, 2003 filed with the SEC by Heartland Advisors, Inc. and William J. Nasgovitz. The Schedule 13G reports that Heartland Advisors, Inc. and William J. Nasgovitz, jointly, have sole power to vote and dispose of all of the above-noted shares of common stock.

(d) Based solely on a Schedule 13G dated February 3, 2003 filed with the SEC by Dimensional Fund Advisors, Inc. Dimensional reported sole power to vote and dispose of all of the above-noted shares of common stock.

(e) Based solely on a Schedule 13G dated February 12, 2003 filed with the SEC by Franklin Resources, Inc., Franklin Advisory Services, LLC, Charles B. Johnson and Rupert H. Johnson, Jr. The Schedule 13G reports that: (1) the shares are beneficially owned by investment companies or other managed accounts which are advised by investment advisory subsidiaries of Franklin Resources, Inc.; (2) advisory contracts grant to such advisory subsidiaries all voting and investment power over the shares; (3) Charles B. Johnson and Rupert H. Johnson, Jr. are principal stockholders of Franklin Resources, Inc.; and (4) Franklin Advisory Services, LLC has sole power to vote and dispose of all of the above-noted shares.

(f) Based solely on a Schedule 13G dated January 17, 2003 filed with the SEC. Donald Smith & Co., Inc. reported sole power to vote and dispose of all of the above-noted shares of common stock.

(g) Based solely on information obtained by the Company and a Schedule 13G dated January 30, 2002 filed with the SEC. Merrill Lynch reported shared voting power to vote and dispose of all of the above-noted shares of common stock.

(h) Calculations based on outstanding shares as of March 7, 2003.

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 1, 2003, the number of shares of common stock of the Company beneficially owned by each director, each executive officer named in the Summary Compensation Table appearing on page 19, and all directors and executive officers as a group, and the percentage of the common stock such ownership represented on that date.

Each person has sole investment and voting power with respect to the shares set forth below unless otherwise noted.

		COMMON STOCK
	COMMON	BENEFICIAL OWNER HAS
	STOCK	THE RIGHT TO ACQUIRE
	BENEFICIALLY	NOT INCLUDED IN		PERCENT
NAME OF BENEFICIAL OWNER	OWNED (1)	PREVIOUS COLUMN (2)	TOTAL	OF CLASS

CATHERINE G. BURKE	18,034	31,500	49,534	*

STEVEN J. DEMETRIOU	4,281	0	4,281	*

C. FREDERICK FETTEROLF	16,034	29,500	45,534	*

MARK V. KAMINSKI	154,447	340,000	494,447	3.1%

LARRY E. KITTELBERGER	10,883	25,000	35,883	*

PAUL E. LEGO	14,034	37,500	51,534	*

JOHN E. MEROW	30,034	31,500	61,534	*

DONALD L. MARSH JR.	37,128	100,000	137,128	*

JOHN J. WASZ	25,003	28,000	53,003	*

PATRICK D. KING	0	0	0	*

WILLIAM R. WITHERSPOON	2,755	15,000	17,755	*

MICHAEL J. BOYLE	900	— (3)	900	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (18 PERSONS)	343,037	683,500	1,026,537	6.4%

* LESS THAN 1.00%

(1) Includes shares held in the Company’s 401(k) Plan for the accounts of individuals as follows: Mr. Kaminski – 6,719 shares; Mr. Marsh – 5,769 shares; Mr. Wasz – 17,362 shares; Mr. King – 0 shares; Mr. Witherspoon – 2,788 shares; Mr. Boyle – 0 shares; and executive officers as a group (12 persons) – 52,203 shares. Also includes restricted stock units held in Company stock accounts under the Company’s Deferred Compensation Plan for the accounts of individuals as follows: Mr. Kaminski – 54,584 shares; Mr. Marsh – 17,035 shares; and Mr. Wasz – 141 shares. Also includes shares held in the Company’s Dividend Reinvestment Plan by Mr. Marsh – 1,824 shares.

(2) Shares of common stock that the individual had the right to acquire within 60 days of March 1, 2003 through the exercise of options.

(3) Mr. Boyle separated from the Company effective September 4, 2002 and all vested and unvested stock options terminated for no value on September 4, 2002.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and persons who beneficially own more than 10% of its common stock (“reporting persons”) to file reports of ownership and changes in ownership with the SEC and furnish a copy thereof to the Company. Based solely upon a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all of the reporting persons complied with all filing requirements applicable to them with respect to 2002.

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Company’s common stock with that of Standard & Poor’s Small Cap 600 and a peer group index. The graph assumes that the value of the investment in the Company’s common stock and each index was $100 at December 31, 1997 and that all dividends (where applicable) were reinvested.

The peer group selected by the Company consists of IMCO Recycling, Inc., Steel Dynamics, Inc., Quanex Corporation, Steel Technologies, Inc., Century Aluminum Company and Wolverine Tube, Inc. The self-determined peer group has been modified from the peer group noted in the 2002 proxy statement to remove Birmingham Steel Corporation and Kaiser Aluminum Corporation, for which no comparative information was available due to delisting by virtue of acquisition and bankruptcy filing, respectively. Century Aluminum Company and Wolverine Tube, Inc. were added to the peer group as replacements.

EXECUTIVE COMPENSATION

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors (the “Committee”) consists entirely of “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 and “outside directors” under Section 162(m) of the Internal Revenue Code. The Committee operates under a written charter adopted by the Board of Directors, last revised in October 2002, which is attached as Exhibit C to this proxy statement and is also available on the Company’s website at www.ciionline.com/Investor Relations/Corporate Governance.

The Committee approves the policies and practices under which compensation is paid or awarded to the Company’s executive officers. The Committee from time to time considers the advice of independent outside consultants in determining the appropriateness of the level and composition of compensation.

Compensation Philosophy. The Committee believes that compensation opportunities must compare favorably with those found in comparable sectors if the Company is to attract and retain executives with the capability to meet corporate business objectives. The Company rewards differentially based upon the complexity, scope and impact of the work required in a role and the work performance of the role incumbent. Individual recognition and rewards are linked to corporate objectives. The Committee believes that executive officers should have a significant portion of their compensation “at risk” and tied to the long-term performance of the Company’s stock.

Compensation Program. The Company’s compensation program for executive officers consists of three key elements:

-	Base salary;
-	Annual incentive compensation; and
-	Long-term incentive compensation.

The Committee believes that this best serves the interests of stockholders by ensuring executive officers are compensated in a way that aligns their interests with those of stockholders. Thus, compensation for the Company’s executive officers places a substantial proportion of their comprehensive compensation program “at risk.” Stock options are a substantial portion of the executive officers’ long-term compensation, with a value directly related to the stock price appreciation realized by the Company’s stockholders.

The Committee’s judgments concerning executive compensation payments and awards during 2002 were based upon the Committee’s assessment of the Company’s executive officers, the continuing demand for superior executive talent, the Company’s overall performance and the Company’s future objectives and challenges.

Base Salary. The purpose of the base salary is to provide compensation that is competitive with that offered by other companies with which the Company competes for executive services. Base salaries of the Company’s executive officers, other than Chief Executive Officer (“CEO”), including any annual or other adjustments, are recommended by the CEO and approved by the Committee, taking into account such factors as competitive industry salaries, a subjective assessment of the nature of the position, the contribution and experience of the officer and the length of the officer’s service. The Committee establishes the base salary of the CEO.

Annual Incentive Compensation. The purpose of the annual incentive compensation program is to align officer pay with short-term (annual) performance of the Company. In 2002, the annual incentive compensation program gave the CEO the opportunity to earn up to 150% of his base salary and each Executive Vice President the opportunity to earn an annual payment of up to 150% of his base salary. The annual incentive compensation program gave each Vice President the opportunity to earn an annual incentive award of up to 67.5% of his or her base salary. The potential for the incentive award for the year was based first on the Company achieving a specified level of return on capital employed and then upon a subjective judgment of individual performance. The Committee assesses the work performance of the CEO based on his level of achievement of predetermined annual priority tasks. The incentive award for the Executive Vice Presidents and Vice Presidents is recommended to the Committee based on the achievement of specific work priorities as judged by the CEO and approved by the Committee.

For 2002 the Company achieved the predetermined rate of return on capital employed and the Committee awarded incentive compensation for the CEO based on his achievement of predetermined priority tasks and approved incentive compensation for the Executive Vice Presidents and Vice Presidents of the Company.

Long-Term Incentive Compensation. The purpose of the long-term incentive compensation program is to align the long-term interests of executive officers with those of the stockholders. Generally, the Committee makes grants of stock options to executive officers once a year. These options have an exercise price equal to the fair market value of the share on the day of the option grant, or if no common stock was traded that day, on the next preceding day on which there was such a trade. These options generally vest within three years and expire ten years from the date of the grant.

Chief Executive Officer Compensation. Compensation for the CEO, Mr. Kaminski, reflects the same elements and the same factors as those described above. In February 2002 the Committee set Mr. Kaminski’s base salary at $675,000. In 2002 the annual incentive compensation program (as described above) gave the CEO the opportunity to earn up to 150% of his base salary. Therefore, 60% of Mr. Kaminski’s compensation (base salary plus incentive compensation) was “at risk” and subject to achieving the planned financial performance of the Company and predetermined priority tasks. As the Company achieved a predetermined financial target for 2002, the Committee awarded the CEO incentive compensation for 2002. Although the Committee determined incentive compensation based on the Company’s 2002 financial performance, it noted that additional indicators were reviewed regarding the overall performance of Mr. Kaminski: (1) achievement of the 2002 financial plan; (2) improved safety performance; (3) improvement of financial performance through the design and implementation of corporate-wide systems; and (4) execution of a top-line growth strategy through both organic and acquisition growth and refinement of the template for screening strategic investment options. The Board of Directors, under the sponsorship of the Committee, also completed a “360” CEO performance review with the confidential participation of the executive team and members of the Board of Directors. The Board has reviewed with the CEO preliminary results of the “360” review. The Committee believes that the findings of the “360” CEO performance review will assist in setting future CEO performance goals and tasks.

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code limits the tax deduction for individual compensation paid to the CEO and the four other most highly paid executives to $1,000,000 paid as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not be able to deduct a portion of the compensation.

Management Development and Compensation Committee

Catherine G. Burke, Chair

Steven J. Demetriou
C. Frederick Fetterolf
Paul E. Lego

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2002:

-	None of the members of the Management Development and Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

-	None of the members of the Management Development and Compensation Committee entered into (or agreed to enter into) any transaction or series of transactions with the Company or any of its subsidiaries in which the amount involved exceeded $60,000;

-	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of directors) of another entity where one of the entity’s executive officers served on the Company’s Management Development and Compensation Committee;

-	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Management Development and Compensation Committee; and

-	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions or, if there was no such committee, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on the Company’s Board of Directors.

SUMMARY COMPENSATION TABLE

The following table sets forth for years 2000, 2001 and 2002 the annual and long-term compensation paid or accrued for those years by the Company to the CEO and the four most highly compensated executives of the Company who were serving as executive officers on December 31, 2002 and one employee whose employment terminated prior to year end (the “named officers”).

SUMMARY COMPENSATION TABLE

						LONG-TERM
	ANNUAL COMPENSATION (a)					COMPENSATION
						AWARDS (d)

			BONUS (b)

				SPECIAL TARGET
				AWARDS AND		NUMBER
			INCENTIVE	TERMINATION PAYMENTS		OF SHARES
NAME AND PRINCIPAL			COMPENSATION	UNDER THE 1999		UNDERLYING	ALL OTHER
POSITION	YEAR	SALARY	PLAN (b)	PROGRAM (c)	TOTAL	STOCK OPTIONS	COMPENSATION (e)

MARK V. KAMINSKI	2002	$659,856	$571,860	$1,461,182	$2,033,042	100,000	$47,613

President and Chief	2001	$675,004	$0	$2,010,437	$2,010,437	100,000	$45,818
Executive Officer
	2000	$650,004	$0	$0	$0	100,000	$49,631

DONALD L. MARSH JR.	2002	$343,125	$185,854	$1,239,253	$1,425,107	35,000	$53,513

Executive Vice President	2001	$351,000	$0	$1,725,064	$1,725,064	35,000	$31,293
and Chief Financial Officer
	2000	$340,002	$0	$0	$0	35,000	$23,640

JOHN J. WASZ	2002	$279,984	$214,050	$316,842	$530,892	35,000	$12,343

Executive Vice President	2001	$275,004	$0	$444,421	$444,421	35,000	$16,560
and President Alflex
	2000	$192,000	$40,000	$0	$40,000	5,000	$13,335

PATRICK D. KING	2002	$148,077	$146,777	—	$146,777	35,000	$125,180

Executive Vice President	2001	—	—	—	—	—	—
and Chief Commercial
Officer (f)	2000	—	—	—	—	—	—

WILLIAM R. WITHERSPOON	2002	$181,902	$100,444	—	$100,444	5,000	$7,499

Vice President	2001	$188,910	$0	$694,061	$694,061	5,000	$15,212
Aluminum Operations
	2000	$161,850	$84,971	$0	$84,971	5,000	$13,208

MICHAEL J. BOYLE	2002	$104,033	—	—	—	—	$178,716

Vice President Materials	2001	$148,930	$0	$0	$0	—	$5,561
(Separated September 4,
2002) (g)	2000	$123,539	$28,968	$0	$28,968	—	$4,184

(Footnotes on following page)

SUMMARY COMPENSATION TABLE FOOTNOTES

(a) Compensation deferred at the election of the named officer is included in the category and year in which it would have otherwise been reported had it not been deferred.

(b) The amounts reported in this column represent payments made with respect to 2000 and 2002 under the Company’s incentive compensation plan. No payments were made with respect to 2001 under the Company’s incentive compensation plan.

(c) In December 2001 the Management Development and Compensation Committee terminated the 1999 Executive Stock Purchase Incentive Program (the “1999 Program”). The amounts reported represent payments made pursuant to the 1999 Program: (i) performance-based Special Target Award (Annual Performance Award) payments made in 2000 (no Annual Performance Award paid in 2001 or 2002 with respect to 2000 or 2001) under the 1999 Program; (ii) non-performance based Service Award payments made in April 2001 under the 1999 Program as follows: Mr. Kaminski — $535,000; Mr. Marsh — $473,721; Mr. Wasz — $124,949; Mr. Witherspoon — $110,535; and Mr. Boyle — $0; and (iii) termination payments on termination of the 1999 Executive Stock Purchase Incentive Program: Mr. Kaminski — $1,475,437 first installment payment made in 2001 and $1,461,182 second installment payment made in 2002 for a total termination payment of $2,936,619; Mr. Marsh — $1,251,343 first installment payment made in 2001 and $1,239,253 second installment payment made in 2002 for a total termination payment of $2,490,596; Mr. Wasz — $319,472 first installment payment made in 2001 and $316,386 second installment payment made in 2002 for a total termination payment of $635,858; Mr. Witherspoon — $583,526 total termination payment made in 2001; and Mr. Boyle — $0 payment made.

(d) No amounts of restricted stock were awarded during 2000, 2001 or 2002. No long-term incentive payments were made during 2000, 2001 and 2002.

(e) Includes matching contributions to the Company’s 401(k) Plan for 2002: Mr. Kaminski — $5,906; Mr. Marsh — $5,703; Mr. Wasz — $5,655; Mr. King — $0; Mr. Witherspoon — $5,529; and Mr. Boyle — $3,139. Also includes contributions made by the Company to its Deferred Compensation Plan for 2002: Mr. Kaminski — $33,739; Mr. Marsh — $18,423; and Mr. Wasz — $6,000. Also includes the value of life insurance premiums paid by the Company for 2002: Mr. Kaminski — $1,474; Mr. Marsh — $3,298; Mr. Wasz — $345; Mr. King — $90; Mr. Witherspoon — $1,732; and Mr. Boyle — $197.

Also includes the following: payment of $174,500 to Mr. Boyle in connection with the resignation of his employment effective September 4, 2002; payment of $108,090 to Mr. King for relocation expenses in 2002; and payment to Mr. Marsh for vacation not taken in 2002.

(f) Mr. King commenced employment with the Company in June 2002.

(g) Upon Mr. Boyle’s separation from the Company, all options terminated for no value.

STOCK INCENTIVE PLANS

The tables below show, for the named officers, information regarding stock options granted during 2002 pursuant to the Company’s Stock Incentive Plans.

OPTIONS GRANTED IN 2002

					POTENTIAL
					REALIZABLE VALUE AT
	NUMBER OF	% OF TOTAL			ASSUMED ANNUAL
	SECURITIES	OPTIONS	EXERCISE		RATES OF STOCK
	UNDERLYING	GRANTED TO	PRICE		PRICE APPRECIATION
	OPTIONS	EMPLOYEES IN	PER	EXPIRATION	FOR OPTION TERM (b)

NAME	GRANTED (a)	FISCAL YEAR	SHARE	DATE	5%	10%

MARK V. KAMINSKI	100,000	34.6%	$4.851	01/01/12	$305,077	$773,124

DONALD L. MARSH JR.	35,000	12.1%	$4.851	01/01/12	$106,777	$270,594

JOHN J. WASZ	35,000	12.1%	$4.851	01/01/12	$106,777	$270,594

PATRICK D. KING (c)	35,000	12.1%	$7.190	06/10/12	$158,261	$401,065

WILLIAM R. WITHERSPOON	5,000	1.7%	$4.851	01/01/12	$15,254	$38,656

MICHAEL J. BOYLE (d)	—	—	—	—	—	—

(a) These options become exercisable three years from the date of grant.

(b) The amounts represent hypothetical realizable values of stock options granted in 2002 at assumed rates of cumulative stock price appreciation over the ten-year life of the options. These assumed rates of appreciation are set by the proxy rules of the SEC and are not intended to forecast appreciation of the price of the Company’s common stock. Actual gains, if any, realized upon the exercise of stock options will depend upon the price of the Company’s common stock at the date of exercise.

(c) Mr. King was awarded 35,000 stock options as of the date of his appointment as an officer of the Company.

(d) Upon separation, all vested and unvested options granted to Mr. Boyle terminated for no value.

YEAR-END OPTION VALUES

	NUMBER OF SECURITIES	VALUE OF UNEXERCISED
	UNDERLYING UNEXERCISED	IN-THE-MONEY OPTIONS
	OPTIONS AT YEAR-END	AT YEAR-END

NAME	EXERCISABLE/UNEXERCISABLE	EXERCISABLE/UNEXERCISABLE

MARK V. KAMINSKI	240,000/300,000	$0/$459,000

DONALD L. MARSH JR.	65,000/105,000	$0/$160,650

JOHN J. WASZ	23,000/75,000	$0/$160,650

PATRICK D. KING	0/35,000	$0/$0

WILLIAM R. WITHERSPOON	10,000/15,000	$0/$22,950

MICHAEL J. BOYLE (a)	—	—

(a) Upon separation, all vested and unvested options granted to Mr. Boyle terminated for no value.

DEFERRED COMPENSATION PLAN

Key employees designated by the Board of Directors may elect to defer a portion of their compensation pursuant to the Company’s non-qualified unfunded deferred compensation plan. The Board of Directors has delegated to the Company’s Benefits Committee responsibility for administration of the deferred compensation plan. Deferred amounts are credited or debited with the equivalent of the investment experience of one or more investment vehicles identified pursuant to the plan and selected by the participant and are paid out upon retirement or under specified other circumstances. The Company intends, but is not obligated, to credit the accounts of participants in the plan with amounts (a) designed to make up for limitations contained in the Internal Revenue Code on benefit accruals under the Company’s pension plan, and (b) based on the application of the Company’s pension plan contribution rate applied to each participant’s compensation in excess of that covered by the Company’s pension plan. The actual amounts to be paid out will depend upon the amount of the deferral and the credits and debits to the employee’s account.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Board of Directors adopted a Supplemental Executive Retirement Plan (“SERP”) effective as of January 1, 2003 to provide supplemental pension benefits to certain key employees of the Company. The SERP is administered by the Board’s Management Development and Compensation Committee (“Committee”). There are currently ten participants in the SERP.

Under the SERP, Company contributions are credited to an account established on behalf of each participant. Each account may consist of three subaccounts, each relating to a different type of Company contribution: (1) the annual contribution, (2) a prior service contribution, and (3) a start-up enhancement contribution. Unless otherwise provided by the Committee, at the end of each calendar year the annual contribution subaccount will be credited with an amount equal to 10.7% of the sum of a participant’s base salary and annual bonus less amounts matched or contributed by the Company under the Company’s 401(k) plan, cash balance plan or deferred compensation plan. The Committee has discretion to determine whether the Company should make a one-time contribution to (1) a participant’s prior service subaccount for a participant’s years of service with the Company prior to participating in the SERP, and/or (2) a participant’s start-up enhancement subaccount for participants hired in the middle of or late in their careers such that the participant’s service at age 65 would not otherwise be sufficient to secure a reasonable level of retirement income. For current participants, the Committee has determined that the Company will contribute to each participant’s prior service subaccount an amount equal to a participant’s annual service contribution multiplied by the number of years the participant has been employed by the Company. The Committee has determined that the Company will make a contribution to the start-up enhancement subaccount for Messrs. Marsh and Witherspoon and another executive.

Participants fully vest in their annual contribution subaccounts upon completing five years of service with the Company. Participants vest in the prior service and start-up enhancement subaccount balances ratably at 10% per year of service beginning on the later of January 1, 2003 or the participant’s date of hire. A participant becomes fully vested in the prior service and start-up enhancement subaccount if the participant remains employed through age 65, even if the participant has been employed by the Company for less than ten years. Each participant’s account will fully vest upon the occurrence of a participant’s death or disability. The Committee may accelerate the vesting of any or all SERP benefits at its discretion. A participant will forfeit all unvested benefits under the SERP if the participant terminates employment with the Company for any reason (other than death or disability) prior to becoming fully vested.

In general, a participant’s account balances are distributed in a lump sum within 30 calendar days of the participant’s employment termination date unless the participant timely elects another form of payment.

While the SERP is an unfunded deferred compensation plan, it provides that the Company may establish a revocable rabbi trust for the benefit of all participants. The rabbi trust must have an independent trustee selected by the Company. The Committee will have discretion to determine whether the Company may contribute cash, cash equivalents or property to the rabbi trust. The Board and the Committee have the right to amend, modify and/or terminate the SERP at any time, however, a participant’s consent is required for any amendment or termination that would adversely affect the rights or benefits of a participant’s previously vested contributions under the SERP.

For current eligible participants, as of January 1, 2003 the Committee has approved the following total contributions for prior service and start-up enhancement subaccounts:

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN STARTING BALANCES

		START-UP
	PRIOR SERVICE(a)	ENHANCEMENT(b)

MARK V. KAMINSKI	$837,000	$0

DONALD L. MARSH JR.	$189,540	$332,962

JOHN J. WASZ	$402,331	$0

PATRICK D. KING	$12,833	$0

WILLIAM R. WITHERSPOON	$61,010	$211,024

MICHAEL J. BOYLE(c)	$0	$0

(a) As a group, contributions to all current eligible participants (including those balances for participants noted above) for prior service balances total $1,971,519.

(b) As a group, contributions to all current eligible participants (including those balances for participants noted above) for start-up enhancement balances total $906,010.

(c) Michael J. Boyle terminated employment as of September 4, 2002.

PENSION BENEFITS

The Company maintains the Commonwealth Industries, Inc. Cash Balance Plan (the “Pension Plan”), which provides benefits for eligible employees. Through December 31, 1997 the Pension Plan was structured as a traditional defined benefit plan. Effective January 1, 1998 the present value of accrued benefits under the Pension Plan was converted to a cash balance formula.

Under the cash balance formula, each participant has an account, for recordkeeping purposes only, to which credits are allocated annually based upon a percentage (the “Applicable Percentage”) of the participant’s base salary plus bonus paid in the prior year (“Pensionable Earnings”). The Applicable Percentage is determined by the age of the participant as of the participant’s birthday nearest to January 1 of the plan year for which benefit credit is applied.

The following table shows the Applicable Percentage used to determine credits at the age indicated:

AGE	APPLICABLE PERCENTAGE

39 and under	3.5%

40 to 49	4.5%

50 to 54	6.0%

55 and older	8.0%

For the 2002 plan year, the applicable ages of Messrs. Kaminski, Marsh, Wasz, King, Witherspoon and Boyle were 47, 55, 40, 42, 56 and 37, respectively. Effective in 2002, benefit credits are credited to each participant’s account who accrued 1,000 or more hours of service (as defined in the Pension Plan) for a plan year; provided, if a participant experiences a Termination of Employment (as defined in the Pension Plan) for a plan year, the benefit credits would be credited to the account of such participant regardless of whether or not the participant accrues 1,000 hours or more of service during the plan year.

All balances in the accounts earn a fixed annual rate of interest, which is credited quarterly. The interest rate for a particular year is the lesser of the prior year’s average of the 3-year U.S. Treasury securities or the rate on the 30-year U.S. Treasury securities on November 1. In 2002 the interest rate was 5.16%.

At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or as an annuity.

The table below sets forth the estimated annual benefit payable to each of the named officers as a single life annuity at age 65 under the Pension Plan. The projections contained in the table are based on the following assumptions:

-	Employment until age 65 at base salaries in effect at December 31, 2002 with no increase in salary;

-	Annual bonuses equal to the average bonus over each of the last five years (1998 through 2002) for which such named officer was employed to the extent the base salary plus annual bonus does not exceed the Omnibus Reconciliation Act of 1993 annual compensation limit, as adjusted;

-	Interest credits at the actual rates for all years through 2002, and the minimum rate of 5% for 2003 and later years; and

-	The conversion to a straight life annuity at normal retirement age based on an interest rate of 5% for years 2003 and beyond, and the 1983 Group Annuity Mortality table, which sets forth generally accepted life expectancies.

TOTAL ANNUAL
EXECUTIVE OFFICER	BENEFITS

MARK V. KAMINSKI	$61,903

DONALD L. MARSH JR.	$26,979

JOHN J. WASZ	$73,296

PATRICK D. KING	$46,872

WILLIAM R. WITHERSPOON	$20,215

MICHAEL J. BOYLE (a)	$0

(a) Mr. Boyle received a lump sum payment of $174,500 as a result of his September 4, 2002 separation from the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning the Company’s equity compensation plans as of December 31, 2002 with respect to the shares of common stock that may be issued under our existing equity compensation plans, including Commonwealth’s 1997 Stock Incentive Plan, as amended, (“the 1997 Plan”) and the 1995 Stock Incentive Plan (the “1995 Plan”). The table does not include information about a proposed amendment of the 1997 Plan to increase the number of shares available for awards under the 1997 Plan, which is being submitted for stockholder approval at the annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

	(A)	(B)	(C)
	NUMBER OF SECURITIES	WEIGHTED-AVERAGE	NUMBER OF SECURITIES
	TO BE ISSUED UPON	EXERCISE PRICE OF	REMAINING AVAILABLE FOR
	EXERCISE OF	OUTSTANDING OPTIONS,	ISSUANCE UNDER THE EQUITY
PLAN CATEGORY	OUTSTANDING OPTIONS	WARRANTS AND RIGHTS	COMPENSATION PLANS

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS (1)	1,365,500	$8.99	358,853

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	0	N/A	N/A

TOTAL	1,365,500	$8.99	358,853

(1) Consists of the 1997 Plan and the 1995 Plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

The Company has entered into severance agreements with Messrs. Kaminski, Marsh, Wasz, King, Witherspoon and certain other executives. The purpose of the agreements is to secure the executives’ continued service and dedication in the event of an actual or threatened change in control. The agreements provide severance pay and continuation of certain benefits if a change in control occurs and the executive’s employment is terminated (a) in anticipation of or during the two-year period following a change in control (i) by the Company without cause or (ii) by the executive for good reason, or (b) by the executive for any reason during a 30-day window period commencing one year after the change in control.

Generally, a change in control will be deemed to occur in the case of (a) an acquisition by a person or group of 20% or more of the Company’s common stock (with certain exceptions); (b) a change in the majority of the Board without the requisite approval of the incumbent Board; (c) a business combination unless Company stockholders receive 60% or more of the voting stock of the surviving company, no person acquires more than 20% of such voting stock, and the Company Board members remain a majority of the continuing Board; or (d) stockholder approval of a liquidation of the Company.

Under the severance agreements for Messrs. Kaminski, Marsh and Wasz, severance pay would equal three times the sum of (a) the executive’s base pay, and (b) the greater of the executive’s largest bonus during the prior three years or the target bonus for the year of the change in control or year of termination, and, if payment, pursuant to the agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code for severance payments exceeding a certain amount, an additional tax reimbursement payment such that the executive receives a net amount equal to the amount the executive would have received if the excise tax did not apply. The additional tax reimbursement payment could be material. Medical and other insurance benefits would be continued for three years.

Under the severance agreements for Messrs. King, Witherspoon and other executives, severance pay would be equal to one and one-half times the sum of (a) the executive’s base pay, and (b) the greater of the executive’s largest bonus during the prior three years or the target bonus for the year of the change in control or year of termination, and, if payment, pursuant to the agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code for severance payments exceeding a certain amount, an additional tax reimbursement payment such that the executive receives a net amount equal to the amount the executive would have received if the excise tax did not apply. The additional tax reimbursement payment could be material. Medical and other insurance benefits would be continued for one and one-half years.

Also, upon a change of control as defined in the Company’s stock incentive plans, any stock options not then exercisable would become fully exercisable and any shares of restricted common stock not then vested would become fully vested.

ITEM 2:     APPROVAL OF AN AMENDMENT OF THE 1997 STOCK INCENTIVE PLAN

The Board of Directors has adopted, subject to the approval of stockholders, an amendment of the Company’s 1997 Stock Incentive Plan, as amended, (the “Plan”) to increase by 1,000,000 the number of shares which will be available for the grant of awards under the Plan. The proposed amendment of the Plan (“Plan Amendment”) is attached as Appendix A and is incorporated herein by reference.

The Plan currently authorizes the award for up to 2,600,000 shares, of which no more than 1,350,000 shares may be issued pursuant to awards under which a participant in the Plan may pay less for such shares than the fair market value (as defined in the Plan) on the date of purchase and 1,250,000 shares allocated solely for awards pursuant to a certain 1999 Executive Incentive Plan (“Executive Plan”). As of December 10, 2001 the Management, Development and Compensation Committee of the Board of Directors (“Committee”) terminated the Executive Plan. The Plan Amendment would increase the number of shares from 1,350,000 to 2,350,000 shares which may be issued pursuant to awards under the Plan.

As a result of prior awards and recent terminations, as of March 7, 2003 only 15,033 shares remained available for future awards. As discussed elsewhere in this proxy statement, the long-term incentive plan of the Company relies on awards under the Plan, and accordingly it is necessary to amend the Plan to increase the number of shares available for additional awards.

The following is a brief summary of the principal features of the Plan. The Plan has been filed with the SEC and the following summary is qualified in its entirety by reference to the full text of the Plan.

The Plan authorizes the grant of incentives in the form of stock options and stock to officers and other key employees and stock options and stock to non-employee directors. The Committee administers the Plan. On March 7, 2003 there were approximately 44 employees and six non-employee directors eligible to participate in the Plan. The closing price of the common stock on NASDAQ on March 7, 2003 was $5.00.

The Committee may grant options under the Plan to eligible employees selected by the Committee. No employee may be granted in any year options to purchase more than 100,000 shares of common stock. The options may be either non-qualified options or incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee is to establish the option price at the time each option is granted, which may not be less than the fair market value of the common stock at that time. Options granted under the Plan may be exercised at such time as is determined by the Committee, but not more than ten years after the date of grant. Unless the Committee otherwise provides, in the event of retirement, disability or death of an optionee, options then exercisable generally will remain exercisable for one year but not longer than its term. Upon termination of employment for any other reason, any unexercised options generally will be canceled. Options may not be transferred except by will or the laws of descent and distribution, except that the Committee may permit an option to be transferred pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Code or to members of the holder’s immediate family or trusts, partnerships or limited liability companies established for such family members.

The Committee may also award to eligible employees selected by the Committee shares of common stock. Shares of restricted common stock may not be transferred or pledged until the satisfaction of such conditions, including the passage of time, as the Committee may determine, provided that the restricted period shall not be less than twelve months. Except as so restricted, a holder of restricted common stock has all the rights of a stockholder, including the rights to vote and receive dividends. The Committee may also award restricted common stock in the form of restricted common stock units having a value equal to an identical number of shares of common stock, in which case payment by the Company at the end of the restricted period may be made in common stock or cash as determined by the Committee.

Under the Plan non-qualified ten-year options to purchase 10,000 shares of common stock are to be granted automatically to each non-employee director of the Company on the date the director becomes a non-employee director and on each succeeding January 1. The option price is the fair market value of the common stock on the date of the grant, or if no common stock was traded that day, on the next preceding day on which there was such a trade, and each option becomes exercisable one year from the date of the grant thereof or upon earlier termination of service of that individual as a director for any reason and shall terminate ten years from the date of grant. In addition, a grant of shares of common stock having a fair market value on the date of grant of $15,000 (with cash in lieu of fractional shares) shall be made automatically to each non-employee director on the date the director becomes a non-employee director and on each succeeding January 1.

In the event of a change in control of the Company, any option or other award shall become vested, earned and exercisable in full and restrictions applicable thereto shall lapse. A change in control may be (a) a more than 50% change in the membership of the Board of Directors of the Company not approved by the then-current Board, (b) the acquisition by certain persons of 20% or more of the outstanding common stock of the Company, (c) the approval by the stockholders, or consummation, of certain mergers or other business combinations or reorganizations which will cause the current stockholders to own less than 60%, or certain persons or entities to own more than 20%, of the outstanding voting securities of the surviving entity or the current members of the Board to constitute less than a majority of the surviving entity, or (d) the approval by the stockholders of a liquidation or dissolution of the Company.

The Board of Directors may amend, suspend or terminate the Plan at any time, but upon or following the occurrence of a change in control, no amendment may adversely affect the rights of any person in connection with an award previously granted.

The Plan has a term of ten years, expiring on April 16, 2007.

The following is a general summary of the federal income tax consequences of the grant and exercise of options granted under the Plan. This summary is not intended to provide tax advice to recipients and holders of awards.

Generally, the grant of options does not result in taxable income to the recipient or a tax deduction for the Company. The exercise of non-qualified options will generally result in taxable ordinary income to the option holder and a corresponding deduction for the Company, in each case equal to the excess of the fair market value of the shares on the date the option is exercised over the exercise price of the option.

In the case of an incentive option, generally there will be no recognition of income upon the exercise of the option. If there is no disposition of the option shares until more than two years after the option is granted and more than one year after the option is exercised, the gain or loss realized by the optionee on the sale of the shares will be long-term capital gain or loss, and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the option. However, if a disposition takes place before the end of such holding periods, then, generally, the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares) over the exercise price thereof, and the Company will be entitled to deduct an amount equal to such income.

Future benefits under the Plan are not determinable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

ITEM 3:     RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT

OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to audit and report on the Company’s financial statements for the 2003 fiscal year.

PricewaterhouseCoopers LLP has no direct or indirect financial interest in the Company or in any of its subsidiaries, nor has it had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. It is expected that representatives of PricewaterhouseCoopers LLP will be present at the meeting to respond to appropriate questions and to make a statement if they so desire.

Action by the stockholders for the appointment of independent auditors is not required by law, but the appointment is submitted in order to give stockholders the opportunity to ratify the Audit Committee’s appointment of independent auditors. This opportunity is provided because the Company believes it is a matter of good corporate practice. If the stockholders do not ratify the Audit Committee’s appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it so determines that such change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER BUSINESS

The Board of Directors knows of no other business to be considered at the meeting. As required by the Company’s By-laws, notice of any proposal or to nominate a person for election as a director must have been timely delivered to the Secretary of the Company at its principal executive office.

However, if other matters are properly presented at the meeting, or for any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Messrs. Lego and Kaminski will, with your proxy, vote your shares on those matters according to their judgment.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Proposals of stockholders to be considered for inclusion in the Company’s proxy statement and proxy for the 2004 annual meeting of stockholders, which is expected to be scheduled on or about April 23, 2004, must be received by the Secretary of the Company at its principal executive office, PNC Plaza — 19th Floor, 500 West Jefferson Street, Louisville, Kentucky 40202-2823, no later than November 21, 2003.

Notice must be received by the Company in advance of a stockholders’ meeting to present any proposal to the meeting or to recommend a nomination of a person for election as a director. Under the Company’s By-laws, such notice must be delivered to the Secretary of the Company at its principal executive office not less than sixty nor more than ninety days prior to the date of the meeting; provided that if the date of the meeting is first publicly announced or disclosed less than 70 days prior to the date of the meeting, the notice must be given not more than ten days after the date is so announced or disclosed. A stockholder filing a notice of a proposal must include certain information, including the text of the proposal, the reasons therefor and any interest the stockholder has in the proposal; any notice of nomination must include certain information about the nominee; and all such notices must include the name and address of the submitting stockholder and the number of shares held by the stockholder.

Based upon these requirements and the expected date for the 2004 annual meeting of stockholders, to be considered timely, notice of such proposal must be received by the Company between January 23, 2004 and February 23, 2004. These By-law requirements are separate from and in addition to SEC requirements that a stockholder must fulfill to have a proposal included in the Company’s proxy statement and proxy. A copy of the Company’s By-laws may be obtained, free of charge, by submitting a written request to:

Investor Relations
Commonwealth Industries, Inc.
PNC Plaza — 19th Floor
500 West Jefferson Street
Louisville, Kentucky 40202-2823

By order of the Board of Directors,

Lenna Ruth Macdonald

Vice President,
General Counsel and Secretary

March 17, 2003

EXHIBIT A

CORPORATE GOVERNANCE GUIDELINES

I.     INTRODUCTION

The Board of Directors of Commonwealth Industries, Inc. (the “Company”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed and adopted corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth expectations as to how the Board should perform its functions.

The business and affairs of the Company shall be managed by or under the direction of the Board in accordance with Delaware law. The Board may delegate to its Committees authority to perform any of its functions or exercise any of its powers which may lawfully to delegated to a Board Committee. The Board selects executive management, which is charged to conduct the Company’s business.

II.     BOARD COMPOSITION

A majority of the Board should consist of directors who are, in the business judgment of the Board, “independent” under the rules of the Nasdaq Stock Market. Absent special circumstances, all directors other than the chief executive officer of the Company should be non-executive directors.

The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully.

The composition of the Board should encompass a range of experience and expertise relevant to the Company’s business. It should include directors who have qualifications that will permit the Company to meet regulatory standards for audit committees.

III.     CHAIRMAN OF THE BOARD

The Board shall elect from among its members a Chairman of the Board. Absent special circumstances, the Chairman of the Board should be a non-executive director.

IV.     SELECTION OF DIRECTORS

Nominations. The Board, acting through its Nominating and Corporate Governance Committee, is responsible for selecting the nominees for election at annual meetings of stockholders or one or more nominees to fill vacancies occurring between annual meetings.

Criteria. The Nominating and Corporate Governance Committee should select nominees for the position of independent director in the context of the current composition of the Board and considering the following criteria:

•	Experience and expertise relevant to the Company’s business;

•	Ability and willingness to commit adequate time to Board and Board Committee matters; and

•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company.

Invitation. The invitation to join the Board should be extended by the Board through the Chairman of the Board.

Orientation and Continuing Education. Management, working with the Board, should provide an orientation process for new directors, including background material on the Company, its business plan and its risk profile, and meetings with senior management. Periodically, management should prepare additional educational sessions for directors on matters relevant to the Company, its business plan and risk profile and consistent with any applicable Nasdaq Stock Market rules.

V.     DIRECTOR TENURE

The Board does not believe it should establish term limits or a mandatory retirement age for directors.

When a director who is an executive officer of the Company resigns or retires as an executive officer, that director should tender his or her resignation as a director. Whether the individual should continue as a director is a matter for the Nominating and Corporate Governance Committee.

When a director resigns or retires from his or her principal occupation, or the nature of his or her principal occupation materially changes, the individual should tender his or her resignation as a director to allow the Nominating and Corporate Governance Committee to review the continued appropriateness of membership under the changed circumstances.

VI.     BOARD MEETINGS

The Board currently plans five regular meetings each year, with further meetings, including telephone meetings, to occur (or action to be taken by unanimous consent) at the discretion of the Board. The meetings usually will consist of Board Committee meetings and the Board meeting.

The agenda for each Board meeting should be prepared by management, taking into account suggestions and requests made by the Chairman of the Board or other directors. Management should seek to provide to all directors an agenda and appropriate materials in advance of meetings

Materials presented to the Board or Board Committees, while concise, should provide the information needed for the directors to make informed judgments.

VII.     EXECUTIVE SESSIONS

To ensure free and open discussion and communication among the non-executive directors of the Board, the non-executive directors should meet in executive sessions at the time of each regular Board meeting, with no members of management present. The Chairman of the Board shall preside at the executive sessions.

VIII.     BOARD COMMITTEES

The Committees of the Board shall be an Audit Committee, a Management Development and Compensation Committee and a Nominating and Corporate Governance Committee. Each Board Committee shall have a written charter adopted by the Board.

Each of the Board Committees shall be comprised of three or more directors, all of whom are, in the business judgment of the Board, “independent” under the rules of the Nasdaq Stock

Market and any other applicable regulatory requirements. The required qualifications for the members of each Committee shall be set out in the Committee’s charter. A director may serve on more than one Committee for which he or she qualifies.

All directors, whether members of a Board Committee or not, are invited to make suggestions to a Committee chairman for additions to the agenda of his or her Committee. Each Board Committee chairman should give periodic reports of his or her Committee’s activities to the Board.

IX.     MANAGEMENT SUCCESSION

At least annually, the Board shall review and concur in a succession plan, developed by management, addressing the policies and principles for selecting a successor to the chief executive officer both in an emergency situation and in the ordinary course of business. The succession plan should include an assessment of the experience, performance, skills and planned career paths for possible successors to the chief executive officer.

X.     EXECUTIVE COMPENSATION

The Board, acting through its Management Development and Compensation Committee, shall determine or approve the policies and practices under which compensation is paid or awarded to the Company’s executive officers, the compensation of the chief executive officer and other executive officer compensation.

XI.     DIRECTOR COMPENSATION

The Board should determine the compensation of directors. The Nominating and Corporate Governance Committee should conduct an annual or other periodic review of the amount and components of director compensation in relation to other similarly situated companies and make a recommendation to the Board. Director compensation should be consistent with market practices but should not be set at a level that would call into question the Board’s objectivity. Directors who are officers of the Company should not receive compensation for their service as directors.

XII.     EXPECTATIONS OF DIRECTORS

In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of the Company. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

1. Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of Board Committees of which they are members. Members may attend by telephone to mitigate conflicts.

2. Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each Board Committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company’s business. Directors should also review the materials provided by management and advisors in advance of the meetings of the Board and Board Committees and should arrive prepared to discuss the issues presented.

3. Ownership of Shares in the Company. Each director should own shares of the Company.

4. Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interests possessed by a director.

The Company has adopted a Code of Conduct for the guidance of officers and other employees of the Company. In general and as appropriate non-employee directors should consider themselves subject to the same policies.

5. Other Directorships. Directors are required to abide by the provisions of Section 8 of the Clayton Act, a federal antitrust law, which provides in relevant part that “no person at the same time shall be a director in any two or more corporations... if such corporations are or shall have been theretofore, by virtue of their business and location of operation, competitors, so that elimination of competition by agreement between them would constitute a violation of any of the antitrust laws. Directors should be alert to this requirement both when accepting additional directorships and on a continuing basis as the nature of the businesses of the corporations which they serve changes.

Directors who are not employees of the Company do not require approval of the Board of Directors to accept additional unrelated board memberships, but their opportunities should be discussed with the Chairman of the Board to be sure that the multiple directorships would not be unlawful or otherwise incompatible.

6. Contact with Management. All directors are invited to contact the chief executive officer at any time to discuss any aspect of the Company’s business. Directors will also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the chief executive officer and other members of management in Board and Board Committee meetings or in other formal or informal settings.

The Board encourages management to, from time to time, bring managers into Board meetings who can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas or are managers with future potential that management believes should be given exposure to the Board.

7. Contact with Other Constituencies. It is important that the Company speak to stockholders, employees and outside constituencies with a single voice, and that management serve as the primary spokesperson.

8. Confidentiality. The proceedings and deliberations of the Board and Board Committees are confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

XIII.     EVALUATING BOARD PERFORMANCE

The Board, acting through its Nominating and Corporate Governance Committee, should conduct an annual self-assessment of the Board’s performance to determine whether it is following the procedures necessary to function effectively. The Nominating and Corporate Governance Committee should periodically consider the mix of experience and expertise that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each Board Committee should conduct an annual self-assessment and report the results to the Board. Each Board Committee’s evaluation should compare the performance of the Committee with the requirements of its charter and should set forth the goals and objectives of the Committee for the coming year.

XIV.     RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

In performing its functions, the Board and each Board Committee is entitled to rely on the advice, reports and opinions of management, counsel, accountants, auditors and other expert advisors. The Board and each Board Committee shall have the authority to retain and approve the fees and retention terms of its outside advisors.

Adopted October 30, 2002

EXHIBIT B

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

A.     COMPOSITION

The Audit Committee (the “Committee”) shall be comprised of three or more directors who, other than in their capacity as members of the Committee, the Board or any other Board committee, do not accept any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries or are not officers or employees or other affiliated persons of the Company or its subsidiaries, who do not have any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, who are able to read and understand fundamental financial statements, and who otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market, as such requirements are interpreted by the Board in its business judgment. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior executive with financial oversight responsibilities and, if practical, shall be a financial expert as that term is defined by the Securities and Exchange Commission (the “SEC”). The Company shall disclose, as required by rules of the SEC, whether or not at least one member of the Committee is such a financial expert, and if not, the reasons therefor.

B.     PURPOSE OF THE AUDIT COMMITTEE

The purpose of the Committee is to assist Board oversight of:

(1) the integrity of the Company’s financial statements;

(2) the Company’s compliance with legal and regulatory requirements;

(3) the independent auditor’s qualifications and independence;

(4) the performance of the independent auditors and the Company’s internal audit function; and

(5) the Company’s compliance and conflict of interest policies and procedures.

It is also the purpose of the Committee:

(1) to provide an open avenue of communication among the independent auditors, financial and executive management, the internal auditors and the Board; and

(2) to encourage continuous improvement of, and to foster adherence to, the Company’s accounting, financial reporting, conflict of interest and compliance policies, procedures and practices.

The function of the Committee is oversight. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing employees are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out proper audits and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, an audit of the Company’s annual financial statements prior to the filing on Form 10-K and other procedures.

C.     CHARTER; ANNUAL EVALUATION

(1) The Committee shall review and assess the adequacy of this Charter at least annually and shall recommend any proposed changes to the Board for approval.

(2) The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, comparing the performance of the Committee with the requirements of this Charter and setting forth the goals and objectives of the Committee for the coming year. The evaluation shall be conducted in such manner as the Committee deems appropriate and the report to the Board may be an oral report by the Chairman of the Committee or his or her designee.

D.     INDEPENDENT AUDITORS

(1) The Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditors employed by the Company for the purpose of preparing or issuing an audit report or related work (including resolution of disagreements between management and the auditors regarding financial reporting), and the independent auditors shall report directly to the Committee. The Committee shall have the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditors. All auditing services and non-audit services provided to the Company by the independent auditors shall be pre-approved by the Committee or by its Chairman or a member of the Committee designated by the Chairman. The decisions of the Chairman or of any member to whom authority is delegated to pre-approve an auditing or non-audit service shall be presented to the full Committee at its next scheduled meeting.

(2) In connection with its evaluation of the independent auditors’ qualifications, independence and performance, the Committee shall:

(a) obtain annually and review a written statement by the independent auditors identifying all relationships between the auditors and the Company, including the matters set forth in Independent Standards Board Standard No. 1, and consider whether any disclosed relationships or services may impact the quality of audit services or the objectivity and independence of the auditors;

(b) obtain annually and review a written statement by the independent auditors describing the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

(c) obtain annually and review a written statement by the independent auditors of the fees billed for the audit of the Company’s annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year; for information technology consulting services for the most recent fiscal year, in the aggregate and by each service; and for all other services rendered by the auditors for the most recent fiscal year, in the aggregate and by each service;

(d) if applicable, consider whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the independence of the independent auditors;

(e) review and evaluate the qualifications, performance and independence of the independent auditors, which evaluation shall include the review and evaluation of the lead partner of the independent auditors;

(f) obtain assurances from the independent auditors as appropriate that either the lead audit partner nor the audit partner responsible for review of the audit has performed audit services for the Company in each of the five previous fiscal years of the Company and consider whether there should be a regular rotation of the audit firm;

(g) establish Company hiring policies for employees or former employees of the independent auditors; and

(h) take into account the opinions of management and the Company’s internal auditors.

E.     INTERNAL AUDITORS

The Committee shall discuss with management and the independent auditors:

(1) the quality and adequacy of the Company’s internal accounting controls;

(2) the organization of the internal audit staff, the adequacy of its resources, plan and activities and the competence of the internal audit staff, as needed;

(3) the audit risk assessment process and the proposed scope of the internal audit function for the upcoming year and the coordination of that scope with the independent auditors; and

(4) summaries of and, as appropriate, the significant reports to management prepared by the internal auditors and management’s responses thereto.

F.     FINANCIAL REPORTING PRINCIPLES AND POLICIES

(1) The Committee shall consider and discuss with the independent auditors and management as appropriate all reports and communications (and management’s responses thereto) submitted to the Committee by the independent auditors required by the Securities Exchange Act of 1934, rules and regulations of the SEC, SAS 61 as amended or other accounting and auditing professional standards, rules of the Public Company Accounting Oversight Board, rules of the Nasdaq Stock Market or other applicable laws or regulations, including reports and communications relating to:

•	all critical accounting policies and practices to be used;

•	all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

•	other material written communications between the independent auditors and the management, such as any management letter or schedule of unadjusted differences;

•	any restrictions on audit scope;

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the independent auditor’s responsibility under generally accepted auditing standards;

•	management judgments and accounting estimates;

•	adjustments arising from the audit;

•	the responsibility of the independent auditors for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the independent auditor;

•	difficulties encountered with management in performing the audit;

•	the independent auditor’s judgments about the quality of the Company’s accounting principles; and

•	reviews of interim financial information conducted by the independent auditor.

(2) The Committee shall discuss with management and the independent auditors:

(a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles;

(b) significant issues discussed by the independent auditors with the independent auditors’ national office;

(c) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(d) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles on the financial statements, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(e) the nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management;

(f) guidelines and policies governing the process by which management assesses and manages the Company’s exposure to risk, and the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and

(g) certificates and disclosures made by the chief executive officer and the chief financial officer of the Company required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

G.     AUDITED FINANCIAL STATEMENTS

(1) The Committee shall discuss with management and the independent auditors

(a) the scope of the annual audit;

(b) the form of opinion the independent auditors propose to render to the Board of Directors and stockholders; and

(c) the audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

(2) The Committee shall:

(a) based upon the reviews and discussions referred to in preceding paragraphs, advise the Board whether it recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year; and

(b) prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement.

H.     INTERIM FINANCIAL STATEMENTS

The Committee through its Chairman or his or her designee, or the Committee as a whole, shall discuss with management and independent auditors the interim quarterly financial statements reviewed by the auditors using professional standards and procedures for conducting such reviews as established by accounting standards generally accepted in the United States, as may be modified or supplemented, and the matters required to be discussed by the applicable Statement on Auditing Standards (including SAS 71 as amended) prior to the filing of the Company’s quarterly reports on Form 10-Q.

I.     REAL TIME DISCLOSURES; GUIDANCE

The Committee through its Chairman or his or her designee, or the Committee as a whole, shall discuss with management and, as appropriate, the independent auditors, press releases or other public disclosures of material changes in the financial condition or operations of the Company, earnings or earnings guidance, as well as financial information and earnings guidance provided to analysts and rating agencies.

J.     COMPLIANCE AND LEGAL MATTERS

(1) The Committee shall:

(a) review the results of compliance programs, including the Company’s conflicts of interest policies and procedures;

(b) receive at least annually and review a report or reports by the manager of the internal audit staff of expense accounts of directors and corporate officers by major category of expense and to the effect, if true, that no personal loans have been made by the Company to any director or executive officer prohibited by Section 13(k) of the Securities Exchange Act of 1934;

(c) review significant findings of any examination by regulatory authorities or agencies in the areas of securities, accounting or tax, such as the SEC or the Internal Revenue Service;

(d) review at least annually with the Company’s counsel any litigation, environmental issues, or other legal matters or developments that could have a significant impact on the Company’s financial results, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies; and

(e) review at least annually the Company’s compliance programs.

(2) The Committee shall review and approve all transactions between the Company and any related party as required by rules of the Nasdaq Stock Market.

(3) The Committee shall establish procedures for:

(a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

K.     MEETINGS

The Committee shall meet in conjunction with each regularly scheduled Board meeting and in special meetings as circumstances dictate. Each regular meeting of the Committee shall include separate meetings with the manager of internal audit staff and the independent auditors and, at least annually, with the chief financial officer and general counsel of the Company. Members of the Committee may participate in a meeting of the Committee by means of conference call or similar communications equipment by means of which all person participating in the meeting can hear each other.

L.     RESOURCES AND AUTHORITY

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to cause an investigation to be made into any matter within the scope of its responsibility. The Committee may engage independent counsel and other advisers as it determines necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to the independent auditors employed for the purpose of issuing an audit report and to any advisers employed by the Committee.

Adopted April 27, 2000

Amended and Restate February 26, 2001
Amended and Restated December 10, 2002

EXHIBIT C

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE CHARTER

A.     PURPOSE OF THE COMMITTEE

The purpose of the Management Development and Compensation Committee (“Committee”) is to oversee management development and succession plans, discharge the Board’s responsibilities relating to compensation of the Company’s executives and administer the Company’s stock incentive plans.

B.     COMPOSITION AND OPERATIONS

The Committee shall be comprised of three or more directors who are, in the business judgment of the Board, “independent” under the rules of the Nasdaq Stock Market, who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986.

The Chairman and other members of the Committee shall be appointed by the Board. Members shall serve at the pleasure of the Board for such term or terms as the Board may determine.

The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee Chairman, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

The Committee may invite members of management to its meetings as it may deem appropriate, consistent with maintaining the confidentiality of compensation discussions. The chief executive officer (“CEO”) should not attend meetings where his or her performance or compensation are discussed unless specifically invited by the Committee or its Chairman.

The Committee shall report to the Board on a regular basis and not less than once a year.

The Committee shall review and assess the adequacy of this Charter annually and shall recommend any proposed changes to the Board for approval.

The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, comparing the performance of the Committee with the requirements of this Charter and setting forth the goals and objectives of the Committee for the coming year. The evaluation shall be conducted in such manner as the Committee deems appropriate and the report to the Board may be an oral report by the Chairman of the Committee or his or her designee.

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain and approve the fees and terms of retention of special counsel or other experts or consultants as it deems appropriate. With respect to compensation consultants retained to assist in the valuation of executive compensation, this authority shall be vested solely in the Committee.

C.     DUTIES AND RESPONSIBILITIES

The Committee shall:

(1) At least annually, review and concur in management development and succession plans developed by management.

(2) In consultation with management, establish the Company’s general compensation philosophy, and oversee the development and implementation of compensation programs.

(3) Review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the awards given to the CEO in past years.

(4) Review and approve compensation programs applicable to the executive officers of the Company and determine or approve their compensation.

(5) Administer the Company’s stock incentive plans.

(6) Make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans, oversee the activities of the individuals and committees responsible for administering these plans and discharge any responsibilities imposed on the Committee by any of these plans.

(7) In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

(8) Review and approve any severance or similar termination payments proposed to be made to any current or former executive officer of the company.

(9) Prepare an annual report of the Committee on executive compensation for inclusion in the Company’s annual proxy statement in accordance with applicable Securities and Exchange Commission rules and regulations.

Adopted October 30, 2002

APPENDIX A

AMENDMENT TO THE

COMMONWEALTH INDUSTRIES, INC.
1997 STOCK INCENTIVE PLAN

THIS AMENDMENT TO THE COMMONWEALTH INDUSTRIES, INC. 1997 STOCK INCENTIVE PLAN (the “Plan”) is made and entered into by Commonwealth Industries, Inc. (the “Company”).

WHEREAS, pursuant to Section 16 of the Company’s 1997 Stock Incentive Plan, the Board of Directors of the Company (the “Board”) has the power and authority to amend the Plan, subject to the approval of the Company’s stockholders in respect to certain amendments;

WHEREAS, the Board, has determined to amend the Plan to increase the number of shares authorized for issuance thereunder, such amendment being adopted subject to approval of the Company’s stockholders.

NOW, THEREFORE, the Plan is amended as follows:

1. The first sentence of Section 4 of the Plan is hereby amended in its entirety to provide as follows:

“4. Shares Subject to the Plan. The maximum number of shares of Common Stock available for grant of Awards under the Plan shall be 2,350,000, subject to adjustment pursuant to Section 13 and to the following provisions.”

2. Section 6 of the Plan is amended by deleting the last paragraph at the end of the section.

3. The foregoing amendments shall be effective upon their approval by the stockholders of the Company.

IN WITNESS WHEREOF, Commonwealth Industries, Inc. has caused this Amendment to the Plan to be executed by its duly authorized officer this                                  day of April, 2003.

Commonwealth Industries, Inc.

By:

Name:
Title:

COMMONWEALTH INDUSTRIES, INC.
ANNUAL MEETING OF STOCKHOLDERS
FRIDAY, APRIL 25, 2003
10:00 A.M. EASTERN DAYLIGHT TIME

KENTUCKY INTERNATIONAL CONVENTION CENTER
ROOM 112
221 FOURTH STREET
LOUISVILLE, KENTUCKY 40202

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You have the option to access our future shareholder communications (e.g., annual reports, proxy statements, related proxy materials) over the Internet instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, in the future, when our material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. Our material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time after you give it by notifying the Company’s transfer agent, National City Bank, Post Office Box 92301 Cleveland, Ohio 44193-0900, or the Company in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

•Please fold and detach card at perforation before mailing.•

COMMONWEALTH INDUSTRIES, INC.	PROXY / VOTING INSTRUCTION CARD

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED IN FAVOR OF THE DIRECTOR NOMINEES IN ITEM 1, FOR APPROVAL OF ITEM 2, FOR RATIFICATION OF ITEM 3, AND IN THE DISCRETION OF THE PROXY ON ANY OTHER BUSINESS.

1.	Election of Directors

Director Nominees:	(01) Catherine G. Burke	(02) Larry E. Kittelberger

[ ]	FOR the listed director nominees	[ ]	WITHHOLD AUTHORITY to vote for the director nominee(s) named above

To withhold authority to vote for any nominee(s), write the nominee’s name(s) on the line below:

2.	Proposal to approve the amendment of the 1997 Stock Incentive Plan as described in the Proxy Statement.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.	Proposal to ratify the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003.

[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

[  ] PLEASE CHECK THIS BOX IF YOU CONSENT TO ACCESS FUTURE ANNUAL REPORTS AND PROXY MATERIAL VIA THE INTERNET ONLY.

VOTE BY TELEPHONE

Have your proxy card available when you call the toll-free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (CI) National City Bank, Post Office Box 92301 Cleveland, Ohio 44193-0900.

Vote by Telephone	Vote by Internet	Vote by Mail
Call toll-free using a	Access the website and	Return your proxy
touch-tone telephone:	cast your vote:	in the postage-paid
1-800-542-1160	http://www.votefast.com	envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 24, 2003 to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy card by mail.

YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
•    Please fold and detach card at perforation before mailing.     •

COMMONWEALTH INDUSTRIES, INC.	PROXY/VOTING INSTRUCTION CARD

The undersigned appoints Paul E. Lego and Mark V. Kaminski, and each of them, full power of substitution as Proxy for the undersigned at the Annual Meeting of Stockholders of Commonwealth Industries, Inc. to be held at Kentucky International Convention Center, Room 112, 221 Fourth Street, Louisville, Kentucky 40202 on Friday, April 25, 2003 at 10:00 a.m. Eastern Daylight Time, and at any postponements or adjournments thereof, and vote all shares the undersigned is entitled to vote upon the matters indicated and on any other business that may come before this Meeting.

This card also serves as voting instructions to CIGNA Retirement and Investment Services as Trustee of Commonwealth Industries, Inc. 401(k) Plan and Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan. The Trustee will vote the shares of common stock of Commonwealth Industries, Inc. allocated to the undersigned’s account at the Annual Meeting of Stockholders as directed by the undersigned on the reverse side. If you do not return voting instructions, the Trustee will vote your shares as the Board of Directors recommends.

Signature

Signature (if jointly held)

Date: , 2003

Sign exactly as the name appears on this proxy. Only one signature is required for a joint account. Provide title if signing in a representative capacity.

SIGN AND RETURN THIS PROXY CARD AS SOON AS POSSIBLE.